                        AMENDMENT TO STOCK PURCHASE AGREEMENT



         This Amendment, made as of the 15th day of November, 1993, by and among Apollon, Inc., a Pennsylvania corporation (the "Company"), and the Investors listed in Exhibit A hereto (the "Investors");

         WHEREAS, the Company and the Investors wish to amend the Stock
Purchase Agreement, dated as of June 25, 1992, by and among the Company and the Investors listed in Exhibit A thereto (the "Agreement") as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants of the Company and the Investors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

         1. Paragraph 6(c)(iii) is hereby deleted in its entirety.

         2. Paragraph 6(c)(iv) is hereby amended to be Paragraph 6(c)(iii) of the Agreement and all references to Paragraph 6(c)(iv) in the Agreement are hereby amended to be Paragraph 6(c)(iii). In addition, Paragraph 6(c)(iii), as so amended, is hereby amended to read in full as follows:

              "The Company will furnish to each Director as soon as practicable and in any event at least thirty (30) days prior to the end of each fiscal year of the Company, an annual operating budget for the Company for the first succeeding fiscal year containing statements of operations, cash flows and ending balance sheets for each month of such fiscal year. Promptly upon preparation thereof, the Company


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    will furnish to each Director any other budgets that the Company may prepare and any revisions of such previously furnished budgets."

         3. The ninth line of Paragraph 6(g) of the Agreement is hereby amended to read as follows:

    "Preferred Stock and Series B Convertible Preferred Stock, voting as a class, outstanding as of a record date between 10 and 90..."

         4. The tenth line of Paragraph 6(h) of the Agreement is hereby amended to read as follows:

    "Convertible Preferred Stock and Series B Convertible Preferred Stock, voting as a class, outstanding as of a record date..."

         5. The sixth line of Paragraph 6(i) of the Agreement is hereby amended to read as follows:

    "A Convertible Preferred Stock or Series B Convertible Preferred Stock), whether now or hereafter..."

         6. The ninth line of Paragraph 6(i) of the Agreement is hereby amended to read as follows:

    "Preferred Stock and Series B Convertible Preferred Stock, voting as a class, outstanding as of a record date between 10 and 90..."

         7. The third line of Paragraph 6(k) of the Agreement is hereby amended to read as follows:

    "Convertible Preferred Stock or any other convertible securities of the Company and except for Common Stock or..."

         8. The seventeenth line of Paragraph 6(k) of the Agreement is hereby amended to read as follows:

    "majority of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting as a class,..."

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         9. The thirteenth line of Paragraph 6(p)(i) of the Agreement is hereby amended to read as follows:

    "shall have first offered to sell to the Investors and the Series B Investors such..."

         10. The sixteenth line of Paragraph 6(p)(i) of the Agreement is hereby amended to read as follows:

    "in writing delivered to each of the Investors and the Series B Investors (the "Offer"),..."

         11. The nineteenth line of Section 6(p)(i) is hereby amended to read as follows:

    "Investors and the Series B Investors."

         12. The eleventh line of Paragraph 6(p)(ii) is hereby amended to read as follows:

    "Convertible Preferred Stock and Series B Convertible Preferred Stock and of all shares issuable upon..."

         13. Paragraph 6(p)(iv) of the Agreement is hereby amended to read in full as follows:

                 "(iv) In the event that the Investors and the Series B Investors do not elect to purchase all of the Offered Securities which they are entitled to purchase under Paragraph 6(p)(ii) hereof and Section 6.15(b) of the Series B Agreement, the Company shall within 5 days of the earlier of (A) the receipt of all of the Notices of Acceptances from the Investors pursuant to subparagraph (iii) above and from the Series B Investors pursuant to 6.15(c) of the Series B Agreement or (B) the expiration of the 30-day period provided in subparagraph 6(p)(i) provide each of the Investors who have delivered a Notice of Acceptance with written notice of the number of Offered Securities which have not been accepted by the Investors or the Series B Investors (the "Refused Shares"), and each such Investor shall have 10 days to inform the Company in writing of its intention to purchase its pro rata share of such Refused Shares.
    For the purposes of this subparagraph (iv), "pro rata share" shall mean the percentage obtained by dividing the number of Securities, Series B Securities and other shares of Common Stock owned and to be purchased by an

    Investor who has delivered a Notice of Acceptance pursuant to subparagraph
    (iii) above by the total number of Securities, Series B Securities or other shares of Common Stock owned and to be purchased by Investors who have delivered Notices of Acceptance pursuant to subparagraph (iii) above or by Series B Investors who have delivered Notices of Acceptance pursuant to
    Section 6.15(c) of the Series B Agreement. Upon the expiration of such ten-day period, the Company shall have 90 days to sell all or any part of such Refused Shares as to which the Company has not received a notice from the Investors pursuant to subparagraph 6(p)(iii) or this subparagraph (iv) or from the Series B Investors pursuant to Sections 6.15(c) or 6.15(d) of the Series B Agreement to any other person or persons, but only upon terms and conditions in all material respects, including, without limitation, unit price and interest rates (but excluding payment of legal fees of counsel of the purchaser), which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Company that those set forth in the Offer. Upon the closing of the sale to such other person or persons of all the Refused Securities, which shall include payment of the purchase price to the Company in accordance with the terms of the Offer, the Investors shall purchase from the Company, and the Company shall sell to the Investors, the Offered Securities in respect of which a Notice of Acceptance was delivered to the Company by an Investor, at the terms specified in the Offer. The purchase by an Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities satisfactory in form and substance to the Investor and its counsel."

         14. The fourth through sixth lines of Paragraph 6(p)(v) of the Agreement are hereby amended to read as follows:

    "hereof or by the Series B Investors in accordance with Section 6.15 of the Series B Agreement may not be sold or otherwise disposed of until they are again offered to the Investors and Series B Investors under the procedures specified in subparagraphs 6(p)(i), (ii), (iii) and (iv) hereof and Subsections 6.15(a), (b), (c) and (d) of the Series B Agreement..."

         15. The first line of Paragraph 6(p)(vi) of the Agreement is hereby amended to read as follows:

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    "(vi)     The rights of the Investors and Series B Investors under this..."

         16. The fourth line of Paragraph 6(p)(vi)(A) of the Agreement is hereby amended to read as follows:

    "approved by the Board of Directors of the Company or a committee thereof, or ..."

         17. The third line of Paragraph 6(p)(vi)(F) of the Agreement is hereby amended to read as follows:

    "Convertible Preferred Stock or any other shares of convertible stock of the Company as provided in the Articles..."

         18. Paragraph 6(r) of the Agreement is hereby amended to read as follows:

              "(r) Board Representation. The Company shall use its best efforts to limit the number of persons constituting the Board of Directors to nine. So long as each of Centocor Delaware, Inc., the Chancellor Investors (as hereinafter defined) and DSV Partners shall own at least 20% of the issued and outstanding Common Stock of the Company, assuming conversion into Common Stock of all convertible securities of the Company, then each shall have the right to nominate one person for election to the Company's Board of Directors."

         19. The first sentence of Paragraph 6(s) is hereby deleted in its entirety.

         20. The fifteenth through seventeenth lines of Paragraph 6(s) are hereby amended to read as follows:

    "insurance and such other insurance as may be required by law."

         21. The ninth line of Paragraph 7(a) of the Agreement is hereby amended to read as follows:

    "holders of Securities and Series B Securities, and thereupon (except as expressly..."

         22. The fifteenth line of Paragraph 7(a) of the Agreement is hereby amended to read as follows:

    "and (y) all other shares of Registerable Common Stock and Series B Registerable Common Stock the holders..."

         23. The seventh line of Section 7(a)(i) is hereby amended to read as follows:

    "pursuant to this paragraph 7(a) or Section 7.1 of the Series B Agreement (except that, upon request..."

         24. The eighth through twelfth lines of Paragraph 7(a)(ii) are hereby amended to read as follows:

    "Securities and Series B Securities. In that event, the other holders of Securities and Series B Securities shall have the right to include their shares of Registerable Common Stock and Series B Registerable Common Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the holders of the Securities and the Series B Securities). The managing underwriter for such offering..."

         25. The second line of Paragraph 7(a)(iii) is hereby amended to read as follows:

    "not permit third parties other than holders of Series B Securities to include additional securities in..."

         26. The third line of Paragraph 7(a)(iii) is hereby amended to read as follows:

    "a majority of the shares of Registerable Common Stock and Series B Registerable Common Stock..."
         27. Paragraph 7(a)(iv) is hereby amended to read as follows:

                   (iv) if a Demand Registration under this paragraph 7(a) is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of Registerable Common Stock and Series B Registerable Common Stock requested to be included in such registration exceeds the amount of such Registerable Common Stock and Series B Registerable Common Stock which can be successfully sold in such offering, the Company will nevertheless include in such registration, prior to the inclusion of any securities which are not Registerable Common Stock or Series B Registerable Common Stock (notwithstanding any consent obtained in accordance with subparagraph 7(a)(iii) hereof), the amount of Registerable Common Stock and Series B Registerable Common Stock requested to be included which in the opinion of such underwriters can be sold, pro rata among the holders of Registerable Common Stock and Series B Registerable Common Stock requesting inclusion on the basis of the number of shares of Registerable Common Stock and Series B Registerable Common Stock of such holders; provided, however, that if the holders of Registerable Common Stock are unable to include in such offering at least fifty percent (50%) of the Registerable Common Stock sought to be registered in a Demand Registration under this paragraph 7(a), the holders of Securities will be entitled to an additional Demand Registration under this paragraph;

         28. The third line of Paragraph 7(b)(i) is hereby amended to read as follows:

    "(other than pursuant to paragraph 7(a) hereof or Section 7.1 of the Series B Agreement), whether of..."

         29. The sixteenth through nineteenth lines of Paragraph 7(b)(ii) are hereby amended to read as follows:

   "to sell, (B) second, all of the Registerable Common Stock and Series B
    Registerable Common Stock requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of Registerable Common Stock and Series B Registerable Common Stock then owned by such..."

         30. The eighteenth through twentieth lines of Paragraph 7(b)(iii) are hereby amended to read as follows:

    "Registerable Common Stock and Series B Registerable Common Stock requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of Registerable Common Stock and Series B Registerable Common Stock..."

         31. The sixth line of Paragraph 7(j) is hereby amended to read as follows:

    "Securities and Series B Securities, voting as a class, outstanding as of a record date..."

         32. The tenth through twelfth lines of Paragraph 7(j) are hereby amended to read as follows:

    "holder of Securities and Series B Securities at the time outstanding (including securities into which such Securities and Series B Securities are convertible), each future holder of all such Securities and Series B Securities and the Company."

         33. The following definitions are hereby added to the Agreement as Paragraphs 8(m), 8(n), 8(o) and 8(p) and 8(q):

              "(m) "Series B Agreement" means the Stock Purchase Agreement dated as of November 15, 1993 between the Company and the Investors listed in Exhibit 1.1 thereto relating to the purchase of shares of the Company's Series B Convertible Preferred Stock;

              (n) "Series B Convertible Preferred Stock" means the shares of Series B Convertible Preferred Stock issued pursuant to the Series B Agreement;

              (o) "Series B Investors" means Investors as defined in the Series B Agreement;

              (p) "Series B Registerable Common Stock" means Registerable Common Stock as defined in the Series B Agreement;

              (q) "Series B Securities" means Securities as defined in the Series B Agreement."

         IN WITNESS WHEREOF, each of the parties hereto has fully executed this Amendment No. 1 all as of the day and year first above written.

                                  APOLLON, INC.


                                  By: /s/Vincent R. Zurawski, Jr.
                                      ______________________________
                                      Vincent R. Zurawski, Jr.
                                      President


                                  INVESTORS


                                  DSV PARTNERS IV

                                  By: DSV MANAGEMENT, a New
                                      Jersey Limited Partnership

                                      By: /s/Morton Collins
                                          ______________________
                                          Morton Collins,
                                          General Partner

                                  Address:  221 Nassau Street
                                            Princeton, NJ 08542

                                  Fax: (609) 683-0174


                                  CENTOCOR DELAWARE, INC.

                                  By: /s/Hubert J.P. Schoemaker
                                      ____________________________
                                      Name: Hubert J.P. Schoemaker
                                      Title: Chairman

                                  Address:  1105 N. Market Street
                                            Suite 1300
                                            P.O. Box 8985
                                            Wilmington, DE 19899-8985

                                  Fax: c/o Centocor, Inc.
                                       (215) 651-6331

                                  MAC & Co.

                                  MELLON BANK, N.A., NOMINEE FOR BACK OFFICE
                                  SERVICES AGENT FOR CHANCELLOR TRUST COMPANY
                                  AND CHANCELLOR CAPITAL MANAGEMENT, INC. AS
                                  DIRECTED BY CHANCELLOR CAPITAL MANAGEMENT,
                                  INC.

                                  By: /s/Stephen A. Yodel
                                      ___________________________
                                      Name:
                                      Title:

                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684


                                  CONTINENTAL BANK, NATIONAL ASSOCIATION AS
                                  CUSTODIAN FOR MUNICIPAL EMPLOYEES ANNUITY &
                                  BENEFIT FUND OF CHICAGO, (AS DIRECTED BY
                                  CHANCELLOR CAPITAL MANAGEMENT, INC.
                                  INVESTMENT MANAGER)

                                  By:/s/William J. Uher
                                     ___________________________
                                     Name:
                                     Title: Vice President

                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684

                                  FOCUS & CO

                                  By:/s/T. Pimendel
                                     ___________________________
                                     Name:
                                     Title: Assistant Secretary

                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684


                                  CONTINENTAL BANK, NATIONAL ASSOCIATION AS
                                  CUSTODIAN, (AT THE DIRECTION OF CHANCELLOR
                                  CAPITAL MANAGEMENT, INC., AS INVESTMENT
                                  MANAGER) FOR THE POLICEMEN'S ANNUITY AND
                                  BENEFIT FUND OF CHICAGO

                                  By:/s/William J. Uher
                                     ___________________________
                                     Name:
                                     Title: Vice President

                                  Address:  c/o Chancellor
                                            Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684

                                      EXHIBIT A



NAME
----


DSV Partners IV, L.P.
  221 Nassau Street
  Princeton, NJ 08542

Centocor Delaware, Inc.
  1105 N. Market Street
  Suite 1300
  P.O. Box 8985
  Wilmington, DE 19899-8985

MAC & Co.

Continental Bank, National
  Association as Custodian
  for Municipal Employees
  Annuity & Benefit Fund
  of Chicago (as Directed
  by Chancellor Capital
  Management, Inc.
  Investment Manager)

Focus & Co.

Continental Bank, National
  Association as Custodian
  (at the Direction of
  Chancellor Capital
  Management, Inc., as
  Investment Manager) for
  the Policemen's Annuity
  and Benefit Fund of
  Chicago